SHARE-FOR-SHARE EXCHANGE AND MERGER AGREEMENT

SHARE-FOR-SHARE EXCHANGE made this ___ day of October, 2007 by and among Life Nutrition Products, Inc., a Delaware corporation (the "Corporation"), and Life Nutrition Products, LLC, (the "LLC") together with each of the LLC Members (as hereinafter defined).

Recitals:

A. The Corporation has offered to issue a total of Ten Million (10,000,000) shares of its common stock, $.0001 par value (the "Common Stock), to the members of the LLC (the "LLC Members") in exchange for their contribution to the Corporation of all of the issued and outstanding equity of the LLC (the "LLC EQUITY").

B. Subject to the terms and conditions set forth herein, the LLC Members desire to contribute all of their equity in the LLC for shares of Common Stock of the Corporation in the manner hereinafter set forth herein.

C. The exchange is intended to comply with the requirements of Section 368 of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder and the interpretive rulings issued pursuant thereto.

NOW, THEREFORE, in consideration of the foregoing recitals, as well as the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

EXCHANGE PROVISIONS

1.1 Contribution.

Subject to the terms and conditions hereinafter set forth:

(a) Each LLC Member agrees to contribute, transfer, assign and convey at Closing all of his equity in the LLC to the Corporation, together with all other rights, claims and interests he or she may have with respect to the LLC or its respective assets, and all claims he may have against its officers and directors, including, but not limited to, all rights to unpaid dividends and all claims and causes of action arising from or in connection with the ownership of equity in the LLC or its issuance, excluding any right, claim or interest of same arising under this Agreement or in connection with the transaction contemplated by this Agreement. Each LLC Member shall deliver to the LLC all of his LLC EQUITY, together with appropriate transfer documents

therefore, duly executed for transfer to the Corporation, to be held by the LLC for delivery at Closing; and

(b) The Corporation agrees to issue to each LLC Member at closing the following shares of newly-issued Common Stock as follows:

(i)Michael M. Salerno 5,700,000 and Richard Birn 4,300,000

1.3 No Registration.

(a) Each of the LLC Members acknowledges and agrees that:

(i) The Common Stock to be issued to the LLC Members (the "Exchanged Corporation Stock") is being issued to the LLC Members without registration under applicable federal and state securities laws in reliance upon certain exemptions from registration under such securities laws;

(ii) He has had the opportunity to ask questions of and receive answers from the Corporation and its executive officers concerning its business and the Exchanged Corporation Stock and all such inquiries have been completed to his satisfaction;

(iii) Each certificate representing shares of the Exchanged Corporation Stock will bear a legend restricting its transfer, sale, conveyance or hypothecation, unless such Exchanged Corporation Stock is either registered under applicable securities laws or an exemption from such registration is applicable, and provided that if an exemption from registration is claimed, the Corporation may require an opinion of legal counsel that, as a result of such exemption, registration under the securities laws is not required to transfer, sell, convey or hypothecate such Exchanged Corporation Stock;

(iv) He shall not transfer any Exchanged Corporation Stock except in compliance with all applicable securities laws;

(v) He has pre-existing personal or business relationships with the Corporation or its officers, directors, agents or controlling persons, and has relied, if at all, on the advice of such persons in electing to participate in the transaction herein contemplated and not on any representations of the Corporation other than those expressly set forth herein, or by reason of his business or financial experience could be reasonably assumed to have the capacity to protect his own interest in

connection with the transaction;

(vi) He is acquiring the Exchanged Corporation Stock for his own account, for investment purposes only and not with a view to the sale or distribution thereof;

(vii) He has not received any general solicitation or general advertising regarding the acquisition of the Exchanged Corporation Stock; and

(viii) He is capable of evaluating the merits and risks of an investment in the Common Stock because he is a sophisticated investor by virtue of his prior investments and has experience in investments similar in nature to the Common Stock, including investments in unlisted and unregistered securities, and has knowledge and experience in financial and business matters in general.

(b) The Corporation acknowledges and agrees that:

(i) The LLC EQUITY is being transferred to the Corporation without registration under applicable securities laws in reliance upon certain exemptions from registration from such securities laws;

(ii) All certificates representing the LLC EQUITY bear legends restricting its transfer, sale, conveyance or hypothecation, unless such LLC EQUITY is either registered under the applicable securities laws, or an exemption from such registration is applicable;

(iii) The Corporation shall not transfer any LLC EQUITY except in compliance with all applicable securities laws; and

(iv) The Corporation is acquiring the LLC EQUITY for its own account for investment purposes only and not with a view to the sale or distribution thereof.

1.4 Closing. Consummation of the contemplated transaction shall take place in counterparts, on or before October ___, 2007 or at another time or date that is mutually agreeable to the parties hereto. The Closing may occur in counter-parts and countersections, in which case the transaction shall be deemed closed upon the occurrence of the last event necessary to satisfy all Closing terms and conditions.

ARTICLE II

THE CORPORATION'S REPRESENTATIONS AND WARRANTIES

The Corporation hereby makes the following representations and warranties to the LLC Members and the LLC, each of which the Corporation represents to be true and correct on the date hereof and (except as the Corporation may notify the LLC in writing prior to the Closing) shall be deemed made again as of the Closing and represented by the Corporation to be true and correct at the time of the Closing.

2.1 Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and other than New Jersey is not required to be qualified or licensed as a foreign corporation in any other jurisdiction. The Corporation has the full power and authority to conduct the business in which it will engage upon completion of the transaction contemplated herein. The Corporation does not have any subsidiary or equity interest in any entity. Accurate, current and complete copies of the Articles of Incorporation and Bylaws of the Corporation are attached hereto as Schedule 2.1.

2.2 Stock Ownership. The authorized capital stock of the Corporation consists of Fifty Two Million Shares (52,000,000) shares of which 50,000,000 are Common Stock, par value $.0001 of which -0- are issued and outstanding and 2 million of which are Preferred Stock, par value $.0001 of which -0- are issued and outstanding. All the issued and outstanding shares of capital stock of the Corporation shall be duly authorized, validly issued, fully paid and nonassessable. Upon the issuance of the Exchanged Corporation Stock, the Common Stock included in the Exchanged Corporation Stock shall, on a fully diluted basis, constitute 100% of the voting power of all capital stock. Upon tender of the LLC EQUITY to the Corporation in the manner contemplated in Section 1.1 hereof, legal and beneficial ownership of the Exchanged Corporation Stock shall be transferred to and vested in the LLC Members. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Corporation having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which members of the Corporation may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Corporation is a party or by which it is bound obligating the Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Corporation or obligating the Corporation to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Corporation to repurchase, re-

deem or otherwise acquire or make any payment in respect of any shares of capital stock of the Corporation.

2.3 Authority and Approval of Agreement.

(a) The execution and delivery of this Agreement by the Corporation and the performance of all the Corporation's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of the Corporation pursuant to applicable law. The Corporation has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

(b) This Agreement and any other documents, instruments and agreements executed by the Corporation in connection herewith constitute the valid and legally binding agreements of the Corporation, enforceable against the Corporation in accordance with their terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

2.4 No Violations. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by the Corporation in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of the Corporation, any provision of any contract to which the Corporation may be bound, any judgment or any law; or (ii) will or could result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, the Exchanged Corporation Stock or any other capital stock of the Corporation; or (iii) will or could result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, the Corporation.

2.5 Financial Statements. The Corporation currently has no business operations and has not provided financial statements.

2.6 Litigation. The Corporation is not a party to, the subject of, or threatened with any litigation nor, to the best of the Corporation's knowledge, is there any basis for any litigation. The Corporation is not contemplating the institution of any litigation.

2.7 Consents. The execution, delivery and performance by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

ARTICLE III

LIFE NUTRITION PRODUCTS, LLC'S REPRESENTATIONS AND WARRANTIES

LIFE NUTRITION PRODUCTS hereby makes the following representations and warranties to the Corporation, each of which the LLC represents to be true and correct on the date hereof and (except as the LLC may notify the Corporation in writing prior to the Closing) shall be deemed made again as of the Closing and represented by the LLC to be true and correct at the time of the Closing.

3.1 Organization. The LLC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction. The LLC has the full power and authority to own all its assets and to conduct its business as and where its business is presently conducted. Accurate, current and complete copies of the Articles of Formation of the LLC are attached hereto as Schedule 3.1. The LLC has no subsidiaries or equity interest in any entity.

3.2 Membership Interests/Equity. The LLC is owned as follows: Michael M. Salerno and Richard Birn. No other entity or individual has or claims any right title or interest in the LLC EQUITY. All the issued and outstanding LLC EQUITY is duly authorized, validly issued, fully paid and nonassessable. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the LLC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Members of the LLC may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the LLC is a party or by which it is bound obligating the LLC to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity or voting securities of the LLC or obligating the LLC to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the LLC to repurchase, redeem or otherwise acquire or make any payment in respect of any the LLC EQUITY.

3.3 Authority and Approval of Agreement.

(a) The execution and delivery of this Agreement by the LLC and the performance of all the LLC 's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of the LLC pursuant to applicable law. Tthe LLC has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

(b) This Agreement and each of the other documents, instruments and agreements executed by the LLC in connection herewith constitute the valid and legally binding agreements of the LLC, enforceable against the LLC in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

3.4 No Violations. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by the LLC in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Formation or Bylaws of the LLC, any provision of any Contract to which the LLC or its assets may be bound, any judgment to which the LLC is bound or any law applicable to the LLC; or (ii) result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, any other capital stock of the LLC or any of the assets of the LLC; or (iii) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, the LLC.

3.5 Consents. The execution, delivery and performance by the LLC of this Agreement and the consummation by the LLC of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

3.6 The LLC Financial Statements. the LLC has provided financial information to the satisfaction of the Corporation.

3.7 Consents. The execution, delivery and performance by the LLC of this Agreement and the consummation by the LLC of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

ARTICLE IV

The LLC MEMBERS' REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Each LLC Member hereby makes the following representations and warranties to the Corporation, each of which such LLC Member represents to be true and correct on the date hereof and (except as such LLC Member may notify the Corporation in writing prior to the Closing) shall be deemed made again as of the Closing and represented by such LLC Member and the LLC designee to be true and correct at the time of the Closing.

4.1 Title to the LLC EQUITY. He is the sole owner, legally and beneficially, of the LLC EQUITY set forth in Section 1.1 hereto opposite his name, the consideration payable by him therefore has been paid and such equity is fully paid and non-assessable and free and clear of all encumbrances of every kind. He has full legal right, power and authority to enter into this Agreement and to sell, assign and transfer such equity to the Corporation. The delivery to the Corporation of such equity pursuant to the provisions of this Agreement will transfer to the Corporation valid title thereto, free and clear of all encumbrances of every kind except any created by the Corporation. The LLC EQUITY represents his entire interest in the LLC. He has no other rights, claims or interest to, against or in the LLC, or its officers and directors.

4.2 Enforceability. This Agreement and each of the other documents, instruments and agreements executed by him in connection herewith constitute the valid and legally binding agreements of him, enforceable against him in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

4.3 Brokerage Fees. There is no person acting on behalf of him who is entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE V

INTERPRETATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

5.1 Interpretation. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party

in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

5.2 Survival. All representations and warranties made in this Agreement or pursuant hereto shall survive the date hereof, the Closing, the consummation of the transaction contemplated hereby and any investigation.

ARTICLE VI

OBLIGATIONS PRIOR TO CLOSING

6.1 Conduct of the Corporation and the LLC Pending Closing. During the period from the date hereof until the Closing Date, except with the express prior written consent of the other party, the Corporation and the LLC hereby covenant and agree that:

(a) each shall maintain its existence in good standing in the state of its incorporation and each other jurisdiction where it is required to be licensed or qualified as a foreign corporation, and shall not alter or amend its Articles of Incorporation or Bylaws;

(b) each shall duly and timely file all returns and reports required by any law to be filed by it, shall promptly pay when due all taxes assessed against it or any of its assets, and shall conform to and fully comply with all the laws pertaining to its assets or the conduct of its business; and

(c) each shall not take any action, or enter into any agreement that would cause a breach of any of the representations and warranties made herein by the Corporation or the LLC, as applicable.

ARTICLE VII

OBLIGATIONS AT CLOSING

7.1 Obligations of the Corporation to the LLC and the LLC Members at Closing. The Corporation hereby covenants and agrees to deliver or cause to be delivered to the LLC and the LLC Members at the Closing the following:

(a) Instructions to the transfer agent to duly issue certificates (legended as provided in Section 1.4(a)(iii) hereof)

representing all the Exchanged Corporation Stock, and such other appropriate documents and instruments of issuance as the LLC may reasonably request.

(b) Such corporate resolutions, resignations and other documents as shall be required to remove all officers and directors of the Corporation and to replace them with the following officers and directors:

Directors: Michael M. Salerno and Richard Birn

7.2 The LLC's Obligations to the Corporation at Closing. The LLC agrees to deliver or cause to be delivered to the Corporation at the Closing the following:

(a) A copy of the resolutions adopted by the Board of Directors of the LLC, certified by its corporate secretary, which resolutions authorize it to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

(B) All outstanding the LLC EQUITY to be exchanged for shares of Exchanged Corporation Stock free and clear of all encumbrances, together with all certificates evidencing the same and stock powers therefore, in a form acceptable to the Corporation, duly executed in blank.

7.3 The LLC Members' Obligations to the Corporation at Closing. Each LLC Member hereby covenants and agrees to deliver to the Corporation at the Closing the following:

(a) If not previously delivered to the LLC for such purposes, all his the LLC EQUITY, free and clear of all encumbrances, together with all certificates evidencing same and stock powers therefore, in a form acceptable to the Corporation, duly executed in blank.

(b) Such other documents and instruments as counsel to the Corporation may reasonably request.

ARTICLE VIII

MISCELLANEOUS

8.1 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, and addressed as set forth below:

If to the Corporation: ____________________

____
Attn: President

If to the LLC or the
the LLC Members:

____
____
Attn: ____________

8.2 Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless same shall be in writing and signed by the parties hereto.

8.3 Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

8.4 Amendment. The parties hereby irrevocably agree that no attempted amendment, modification or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

8.5 No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

8.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

8.7 Counterparts. This Agreement and any Amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.8 Headings. The article and section headings contained

in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

8.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

8.10 Further Assurances. The parties hereto shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

8.11 Litigation. If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party (the "Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

8.12 Confidentiality. Except for discussions of the transactions contemplated by this Agreement among the parties hereto and their respective representatives and counsel participating in this transaction, and except as may be required of the Corporation pursuant to federal securities laws, each party hereto shall, unless all other parties hereto shall otherwise agree, keep confidential and not, directly or indirectly, disclose to any person the existence of this Agreement, the transaction contemplated by this Agreement or any of the terms thereof, or the fact that the Corporation and the LLC have entered into discussions or negotiations for any purpose whatsoever, and each party hereto shall use its good faith efforts to cause its employees, agents, officers, directors and representatives to abide by the foregoing restrictions on disclosure.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

____

____

LIFE NUTRITION PRODUCTS, INC.

By: [signature]
Name: Michael M Salerno
Title: Member

LIFE NUTRITION PRODUCTS, LLC.

By: [signature]
Name: Michael M. Salerno
Title: Member

The LLC MEMBERS

[signature]
Michael M. Salerno

[signature]
Richard Birn